Exhibit 4.21

THE SYMBOL “[****]” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 1 to Attachment A-1: Study Work Order

I.           RedHill Biopharma Ltd. (“RedHill”) and Clinipace, Inc. (“CPWW” or “Clinipace”) agree to the following specific description of the project and related tasks and activities (“Services”) that the parties anticipate completing in the allocated time, subject to prioritization and timely performance of RedHill Responsibilities (as defined in the MSA) by RedHill and as mutually agreed upon by the parties.

RedHill and Clinipace (collectively herein as “Parties”) entered into an Attachment A-1 ("Attach A-1", and/or "Attachment A-1") on 29 October 2012, and the Parties desire to amend and replace the Attachment A-1 with this Amendment 1 to Attach A-1 (“Amendment 1”).

II.           Project Assumptions

CPWW will provide Services and staff reasonably necessary to support RedHill’s clinical trial, “A randomized placebo controlled phase III study to assess the safety and efficacy of RHB-105 in the treatment of confirmed Helicobacter pylori (H.pylori) infection in non-investigated dyspepsia patients” (the “Study”).  The general specifications and assumptions for this Study are included in the table below:

	Original Contract	Amendment 1
Patient Specifications
Number of Patients Screened	[****]	[****]
Number of Patients Enrolled	[****]	[****]
Number of Patients Complete	[****]	[****]
Estimated Number of Serious Adverse Events (per subject)	[****]	[****]
Site Specifications
Number of Sites	8.0	10
Number of Qualification Visits	8.0	6 actuals + 2 projected
Qualification Visit (duration in days)	0.5	0.5
Number of Initiation Visits	8.0	10
Initiation Visit (duration in days)	1.0	1
Number of Interim Monitoring Visits per Site	3.4	3.4
Total number of Interim Monitoring Visits	27.0	35

Interim Monitoring Visit (duration in days)	1.0	1
Number of Close-out Visits	8.0	10
Close-out Visit (duration in days)	1.0	1
CRF Specifications
Estimated Unique Pages	15.0	45
Estimated Total Pages per Patient	30.0	109
Project Management Specifications
Number of Kick-off Meetings	1.0	1
Kick-off Meeting (duration in hours)	4.0	4
Number of Client Project Meetings (face-to-face)	1.0	1
Number of Client/Clinipace Teleconferences	22 at 0.5hrs/call/month	30 Calls at 0.5hr/call
Number of Internal Meetings	11.0	16 Calls at 1hr/call Monthly
SAEs
Number of SAEs	[****]	[****]
Number of Reportable SAEs	[****]	[****]
Statistical Analysis
Number of TLF displays (Analysis Datasets (ADs) not included and will need to be scoped in once # of ADs are determined in addition to updates to the TFL count)	53	53

Timeline:

Milestone	Estimated Date per Attachment 1		Revised Estimated Dates per Amend 1
CPWW Activities Begin	[****]	Pre-Study Activities	[****]
Final Protocol/ICF	[****]		[****]
IND Submission	[****]
Start-up Period Begins	[****]		[****]
Start-up Period Ends	[****]		[****]

Enrollment Begins	[****]	Study Activities	[****]
Enrollment Ends	[****]		[****]
Treatment Period Ends	[****]		[****]
Collection of Final CRFs	[****]		[****]
Query Resolution	[****]		[****]
Database Lock	[****]		[****]
Statistical Analysis	[****]	Post Dosing Activities	[****]
Draft Report	[****]		[****]
Final Report	[****]		[****]
CPWW Activities End	[****]		[****]

III.           Schedule of Services

The purpose of this Amendment 1 to Attachment A-1 is to set forth in more detail the Services that Clinipace shall provide pursuant to the MSA and the terms set forth herein, including but not limited to the obligations set forth in the Schedule of Services (below).

Project-specific Tasks	Responsibility
	N/A	RedHill	CPWW	Joint
Clinical Trial Preparation
Investigator Brochure Development		☒
Protocol/Protocol amendment		☒
eCRF Preparation			☒
Informed Consent Template Preparation			☒
Site-Specific Informed Consent Form Review			☒
Central IRB Selection and Management			☒
Monitoring Plan Development			☒
Collection of Site Regulatory Documents (Including site IRB)			☒
Regulatory Binders to sites			☒
Regulatory Authority Submission (e.g. FDA, MoH)		☒
Site selection				☒
Central Laboratory Selection (If needed)		☒
Central Laboratory Management and Payment		☒
Investigator’s Grant Negotiation				☒
Training materials				☒
Project Kick-off Meeting				☒
Investigator’s Study Files Structures			☒
CTM Packaging, Labeling and Distribution		☒
Monitoring and Trial Management
Pre-Study visits			☒

Site Initiation Visits			☒
Interim Monitoring Visits (approximately 3.5 per site for 10 sites)			☒
Site Close-out Visits			☒
Enrollment Status Reports (none [****] forward)			☒
SAE reports (none [****] forward)			☒
Contact Reports (none [****] forward)			☒
Site Management			☒
Study Reference Manual			☒
Project Management
Maintenance of Study Master File			☒
Schedule Client Meeting / Prepare Minutes – RedHill to Schedule and prepare minutes (with CPWW review); CPWW to attend				☒
Study Timelines				☒
Medical Monitoring
Medical Monitoring (maximum of 3 hours/month thru LPO)			☒
Medical Review (up to [****] - SAEs and [****] - Expedited SAE)			☒
Data Safety Monitoring Board Selection	N/A
Data Safety Monitoring Board Management & Meetings	N/A
Pharmacovigilance
Serious Adverse Event Management			☒
Regulatory Submission of Adverse Event Reports (RedHill to FDA; CPWW to IRBs)				☒
Data Management & Biostatistics
Database Design Set-up/Modification (included in eCRF design) Refer to Appendix III for Schedule of Events			☒
Data Management Plan			☒
Data Coding, AEs, Medications			☒
Central Laboratory Data Transfer			☒
Randomization Scheme			☒
Statistical Analysis Plan			☒
Prepare Study Tables, Listings and Figures			☒
Clinical Study Reports
Provide 2 draft study reports			☒
Provide Final Study Report			☒
Publishing		☒
Quality Assurance
GCP Site Audits		☒
QC Audits of CSRs			☒
QC Audit of Database	N/A

IV.           Professional Fees and Resources

Task	Assumptions	Current Contract Total (US$)	Amendment 1 Variance	Revised Contract Total (US$)
PROTOCOL DEVELOPMENT AND AMENDMENTS		$ [****]	$ [****]	$ [****]
Protocol Development	Clinipace MD will review the protocol developed by RedHill. The estimate is based on two review cycles ( administrative changes are not limited to two review cycles)	$ [****]	$ [****]	$ [****]
Protocol Amendment(s)
Clinipace MD will review protocol amendment(s) during the course of this study. We have estimated 2 amendment(s) to the protocol. (Administrative changes/corrections not included for Amendment 2 and any forward
		$ [****]	$ [****]	$ [****]
REVIEW STUDY MATERIALS		$ [****]	$ [****]	$ [****]
Review Study Materials	General review of study materials by Clinipace Project Team.	$ [****]	$ [****]	$ [****]
PROTOCOL DISTRIBUTION AND TRANSLATION		$ [****]	$ [****]	$ [****]
Distribute Protocol to Sites	Includes IB	$ [****]	$ [****]	$ [****]
Distribute Protocol Amendment(s) to Sites	Based on amendment 1 & 2 for 8 sites.	$ [****]	$ [****]	$ [****]
Protocol Translation	Translations will be handled by third party vendors. Includes time to manage the vendors.	$ [****]	$ [****]	$ [****]
eCRF DEVELOPMENT		$ [****]	$ [****]	$ [****]
Develop eCRF		$ [****]	$ [****]	$ [****]
eCRF Completion Guidelines	Clinipace will create the eCRF Completion Guidelines.	$ [****]	$ [****]	$ [****]
Develop Subject Diary		$ [****]	$ [****]	$ [****]
SODA Form	From PDF to MS Word	$ [****]	$ [****]	$ [****]
INFORMED CONSENT		$ [****]	$ [****]	$ [****]
Develop Informed Consent Form (ICF)	Clinipace will develop the model ICF. RedHill will review and approve the consent. Based on 1 review cycle.	$ [****]	$ [****]	$ [****]
Negotiate changes to template with sites	Clinipace will work with the site(s) on any local changes to the ICF. Clinipace will consult RedHill on any changes from the site(s).	$ [****]	$ [****]	$ [****]

Update ICF - Protocol Amendments	Clinipace will be responsible for updating the ICF based on amendments to the protocol. Based on 1 amendment(s).	$ [****]	$ [****]	$ [****]
Translation of Informed Consent	Clinipace will work with the sites to translate the Informed Consent into the appropriate language.	$ [****]	$ [****]	$ [****]
INVESTIGATOR SELECTION/PRE-STUDY VISITS		$ [****]	$ [****]	$ [****]
Develop Site Recruitment Materials		$ [****]	$ [****]	$ [****]
Identify and Recruit Investigators
Clinipace will work to identify 8 investigators willing and able to participate in this trial. Clinipace will provide Sponsor with a list of sites for approval. We have estimated we will need to identify [****] sites to get [****]. 2 additional sites will be recruited from [****] forward based on established feasibility questionnaire.
		$ [****]	$ [****]	$ [****]
Perform Pre-Study Site Visits - US	4 hours on site, avg. 8 hours travel RT, 6 hours prep and reporting = 18 hours. 6 conducted thru [****] with 2 additional projected for new sites	$ [****]	$ [****]	$ [****]
CLINICAL TRIAL AGREEMENTS		$ [****]	$ [****]	$ [****]
Negotiate contracts with sites	Clinipace will negotiate and hold site contracts and budgets with each site.	$ [****]	$ [****]	$ [****]
Investigator Grants	Clinipace will administer payments to each site. This proposal is based on quarterly payments per site.	$ [****]	$ [****]	$ [****]
REGULATORY DOCUMENTS		$ [****]	$ [****]	$ [****]

Prepare, collect, review appropriate regulatory documents
Clinipace will provide templates to each site including Financial Disclosure Document and 1572, then collect locally required approval documents. This line includes communication with sites to obtain final documents and corrections. Based on 8 sites plus 2 sites from [****] forward.
		$ [****]	$ [****]	$ [****]
Regulatory Binder	Each site will receive a regulatory binder that contains all required documents. This binder will be checked at each monitoring visit. Total of 10 binders will be distributed.	$ [****]	$ [****]	$ [****]
Study Procedures Manual	A study procedures manual was not developed.	$ [****]	$ [****]	$ [****]
Prepare study aids such as drug logs, etc.		$ [****]	$ [****]	$ [****]
Prepare and submit package to sites for submission to ethics committees.		$ [****]	$ [****]	$ [****]
Update documentation for IRBs/ECs - Protocol Amendment(s)	Based on protocol amendment(s) 1 & 2.	$ [****]	$ [****]	$ [****]
Prepare and submit dossier for submission to appropriate Ministry of Health, Track MoH approvals.	RedHill will be responsible for regulatory authority submissions.	$ [****]	$ [****]	$ [****]
Communication and preparation of official responses to MoH pending issues.	RedHill will be responsible for regulatory authority submissions.	$ [****]	$ [****]	$ [****]
MoH Updates - Protocol Amendment	RedHill will be responsible for regulatory authority submissions.	$ [****]	$ [****]	$ [****]
Annual Reviews (EC)	Assume each site will require 1 IRB/IEC renewal(s).	$ [****]	$ [****]	$ [****]
Drug Label Review/Translation	RedHill will be responsible for packaging and labeling. Clinipace provided review	$ [****]	$ [****]	$ [****]
TRIAL MASTER FILE		$ [****]	$ [****]	$ [****]
Set up Trial Master File		$ [****]	$ [****]	$ [****]
Maintain Trial Master File		$ [****]	$ [****]	$ [****]
INVESTIGATOR MEETINGS		$ [****]	$ [****]	$ [****]
Plan and Manage Investigator Meeting(s)	Clinipace organize a Web-based Investigator Meeting.	$ [****]	$ [****]	$ [****]

Prepare meeting binders	Clinipace will create the meeting binder and ship to the sites. Sponsor will approve the contents of the binder. We have included cost for producing 41 binders.	$ [****]	$ [****]	$ [****]
Prepare Presentations		$ [****]	$ [****]	$ [****]
Attend investigator meeting: US	Webinar	$ [****]	$ [****]	$ [****]
Project Team Training	We have assumed a 4 hour training session.	$ [****]	$ [****]	$ [****]
VENDOR MANAGEMENT		$ [****]	$ [****]	$ [****]
Central IRB/IEC		$ [****]	$ [****]	$ [****]
Central Laboratory		$ [****]	$ [****]	$ [****]
INITIATION VISITS		$ [****]	$ [****]	$ [****]
Perform Site Initiation Visits - US	8 hours on-site, avg. 8 hours travel, 6 hours preparation including slides and protocol review, scheduling and reporting per site = 22 hours Total of 10 SIVs budgeted	$ [****]	$ [****]	$ [****]
INTERIM MONITORING VISITS		$ [****]	$ [****]	$ [****]
Develop Monitoring Plan	Clinipace will complete the monitoring plan/guidelines. Clinipace will provide the draft monitoring plan to RedHill for review and approval. Based on 1 review cycle with RedHill	$ [****]	$ [****]	$ [****]
Perform interim monitoring visits: US	8 hours on-site, 8 hours travel, 6 hours preparation, scheduling and reporting = 22 hours per visit. Total of 35 IMVs included at approximately 3.5 IMVs per site for 10 sites	$ [****]	$ [****]	$ [****]
Extension Visits	Based on 5 total additional days on-site at 8 hours each	$ [****]	$ [****]	$ [****]
Remote Monitoring	7 sites thru [****], 10 sites thereafter thru LPO at an average of 4 hours per site per month	$ [****]	$ [****]	$ [****]
CLOSE-OUT VISITS		$ [****]	$ [****]	$ [****]
Perform Close-out visits: US	1 day closeout (8 hours) + 8 travel + 6 preparation, scheduling and reporting = 22 hours per visit Total of 10 COVs budgeted	$ [****]	$ [****]	$ [****]
QUERY RESOLUTION		$ [****]	$ [****]	$ [****]

Query Resolution - Data Lock
Clinipace monitors will assist data management with query resolution at study close in order to expedite database lock. Redhill responsible for directly communicating with the sites for all query resolution from [****] forward
		$ [****]	$ [****]	$ [****]
SITE MANAGEMENT		$ [****]	$ [****]	$ [****]
In-house Site Management
This will be done by assigned CRA, to include in-house site management time during active clinical duration.  Assume routine calls to sites during clinical project duration at 1 hour per site per month.
		$ [****]	$ [****]	$ [****]
Lead Clinical Research Associate		$ [****]	$ [****]	$ [****]
PROJECT COMMUNICATIONS		$ [****]	$ [****]	$ [****]
Client Kick-off/Training Meeting	Assume a 4 hour kick-off. Training meeting will be held between the Clinipace and Sponsor teams (via teleconference).	$ [****]	$ [****]	$ [****]
Enrollment Reports	Clinipace will provide enrollment reports to the sponsor via Tempo.
Status Reports
Clinipace monthly reports to sponsor, to include screening, enrollment, number of monitoring visits, CRFs harvested; queries outstanding, etc. All reports to be pulled from Tempo by RedHill from [****] forward
		$ [****]	$ [****]	$ [****]
Teleconferences with Sponsor	Assume monthly calls with sponsor. From [****] forward: Monthly Calls thru 3rd month of Close-out (12 total calls) at 1hr/call with attendees: PM, MD, SF, DM, ST, ICRA, & CTC	$ [****]	$ [****]	$ [****]
Provide newsletters	Not requested	$ [****]	$ [****]	$ [****]
External Sponsor / Clinipace Face to Face Team Meetings	Anticipate one meeting at the Sponsor attended by the Clinipace Project Director.	$ [****]	$ [****]	$ [****]

CRA Study Management	General CRA time for communication with internal team as needed, file maintenance etc. thru DBL at 1hr per CRA per week from [****] forward	$ [****]	$ [****]	$ [****]
Internal Team Meetings
Clinipace will hold monthly internal team meetings during the course of this project. From [****] forward: Internal Monthly calls thru 3rd month of Close-out (12 total calls) at 1hr/call with attendees: PM, MD, SF, DM, ST, CRAs, ICRA, & CTC
		$ [****]	$ [****]	$ [****]
PROJECT MANAGEMENT		$ [****]	$ [****]	$ [****]
Project Management	General Project Management to include interaction with monitors; review of all documents and general ad hoc sponsor communication thru [****] only	$ [****]	$ [****]	$ [****]
Project Oversight [****] Forward by Lead CRA (LCRA)	General oversight of project to include ad hoc interaction with internal team and ad hoc communications with Sponsor. Maximum of 3 hours/day from [****] forward	$ [****]	$ [****]	$ [****]
Clinical Trial Coordinator - Administrative Support	Limited Project Administrative support (for LCRA) to maximum of 1 hour per day from [****] forward	$ [****]	$ [****]	$ [****]
Financial Reporting		$ [****]	$ [****]	$ [****]
Return Study Files to Sponsor		$ [****]	$ [****]	$ [****]
QUALITY ASSURANCE		$ [****]	$ [****]	$ [****]
QA Visits	InSymbiosis
STUDY DRUG		$ [****]	$ [****]	$ [****]
Obtain import permits for study drug and supplies; prepare and review import paperwork	InSymbiosis/RedHill	$ [****]	$ [****]	$ [****]
Oversee Drug Distribution to Sites from Warehouse	InSymbiosis/RedHill	$ [****]	$ [****]	$ [****]
Obtain any necessary export permits for shipping of lab samples to central lab and for return of unused study medication at end of study	Not applicable	$ [****]	$ [****]	$ [****]
Drug depot and Central lab contact and local issues management throughout the study	InSymbiosis/RedHill	$ [****]	$ [****]	$ [****]

MEDICAL MONITORING		$ [****]	$ [****]	$ [****]
Medical Monitoring Plan		$ [****]	$ [****]	$ [****]
Provide medical contact with sites	Clinipace will provide sites with a contact person to answer site questions. Capped at 3hrs/month thru Last Patient Out (LPO)	$ [****]	$ [****]	$ [****]
Review SAEs	Total of [****] SAEs	$ [****]	$ [****]	$ [****]
Review patient eligibility, lab alerts, coding and listings		$ [****]	$ [****]	$ [****]
DRUG SAFETY/PHARMACOVIGILANCE		$ [****]	$ [****]	$ [****]
Create Safety Monitoring Plan	Clinipace will develop the safety plan. Clinipace will provide the draft plan to RedHill Biopharma Ltd. for review and approval. Based on 1 review cycle with RedHill Biopharma Ltd.	$ [****]	$ [****]	$ [****]
Set-up SAE Database		$ [****]	$ [****]	$ [****]
Document and manage SAEs	Based on [****] SAEs.	$ [****]	$ [****]	$ [****]
Follow-up SAEs		$ [****]	$ [****]	$ [****]
Report SAEs to regulatory authorities	Based on [****] expedited SAEs to IRBs. RedHill responsible for FDA reporting	$ [****]	$ [****]	$ [****]
Update all Study Sites of SAEs requiring Expedited Safety Reports/Distribute IND Safety Reports	Clinipace will notify each site of SAEs that require reporting.	$ [****]	$ [****]	$ [****]
Write Safety Narratives	Based on [****] narratives.	$ [****]	$ [****]	$ [****]
SAE Reconciliation	Based on [****] reconciliations throughout the course of the project.	$ [****]	$ [****]	$ [****]
DATA MANAGEMENT		$ [****]	$ [****]	$ [****]
STUDY PLATFORM
Data Management Fees	▪ Includes License Fees, Hosting and Technical Support	$ [****]	$ [****]	$ [****]
Hardware & Systems	▪ 3 servers ▪ Routers/firewall ▪ Tape drive (backup) ▪ Redundancy ▪ Security (IPS, AVS) ▪ Bandwidth	[****]	[****]	[****]
CRF Revisions		[****]	[****]	[****]
IMPLEMENTATION

Clinical Data Capture Module	▪ XML file creation & load ▪ eCRF programming ▪ Edit check coding ▪ Data element coding ▪ Workflow configuration ▪ Database development ▪ Testing	$ [****]	$ [****]	$ [****]
Reports		[****]		[****]
Randomization		$ [****]	$ [****]	$ [****]
User Administration		[****]		[****]
Validation (testing & documentation)		$ [****]	$ [****]	$ [****]
Training Manual		[****]		[****]
User training (TTT)		[****]		[****]
Printable (PDF) CRFs		[****]		[****]
STUDY DATA MANAGEMENT AND SUPPORT
Data Management Plan		$ [****]	$ [****]	$ [****]
Code book creation		[****]		[****]
Data Entry	Not applicable
Verification	Not applicable
CRF Tracking	Not applicable
Coding	Based on 10 codes per patient.	$ [****]		$ [****]
Queries	Based on 10 queries per patient.	$ [****]		$ [****]
Data Imports	Based on 2 data transfers/imports from outside vendors.	$ [****]		$ [****]
Data exports/monthly		[****]		[****]
Data export/final		[****]		[****]
Data warehousing/archiving		[****]		[****]
Database Updates	Approved [****] via email	$ [****]	$ [****]	$ [****]
Administration		$ [****]	$ [****]	$ [****]
STATISTICAL ANALYSIS		$ [****]	$ [****]	$ [****]
Develop Statistical Analysis Plan	Clinipace will develop the Statistical Analysis Plan. Clinipace will provide the draft analysis plan to RedHill. for review and approval. Based on 1 review cycle with RedHill	$ [****]	$ [****]	$ [****]
Create Randomization Plan		$ [****]	$ [****]	$ [****]
Conduct SAS programming and QC of all TLFs	Based on 8 unique tables, 16 non unique tables, 3 unique figures, 6 non unique figures and 20 listings.	$ [****]	$ [****]	$ [****]
Analysis Dataset (AD) Programming	Not included in budget.	$ [****]	$ [****]	$ [****]
Prepare Interim Analysis and Report	Not applicable
Prepare Final Analysis and Report		$ [****]	$ [****]	$ [****]
QC All Analysis and Report		$ [****]	$ [****]	$ [****]
FINAL REPORT		$ [****]	$ [****]	$ [****]

Write Clinical Study Report (CSR)	Clinipace will develop the final report for the study. Clinipace will provide the draft report to RedHill Biopharma Ltd. for review and approval. Based on [****] review cycles with RedHill	$ [****]	$ [****]	$ [****]
TOTAL SERVICES		$ [****]	$ [****]	$ [****]
Discount		$ [****]	$ [****]	$ [****]
SERVICES COSTS GRAND TOTAL		$ [****]	$ [****]	$ [****]

*Discount Total in the Original Contract was erroneously calculated in Attachment A-1 and has been adjusted to reflect the correct amount in this Amendment 1 to Attach A-1.

V.           Payment Terms

RedHill agrees to pay Clinipace a professional fee of US $[****] (“Fee”) as total payment for the full scope of Services and Tasks.  Any task reduced in scope will be credited (on a pro-rata basis in accordance with the actual hours spent) for hours budgeted in the agreement but not performed in full. A down payment of [****] was due and paid upon Clinipace’s receipt of a fully executed copy of the Attachment A-1.  From then on, RedHill was invoiced (as applicable) for the tasks actually performed and milestones reached by Clinipace ("Milestone Invoice"). Each Milestone Invoice shall be itemized in sufficient detail to permit independent auditing and verification that the work covered by such Milestone Invoice has been properly performed and the relevant milestone reached. Upon the initiation of Study Activities, as part of the Fee and included therein, and as detailed in the table below, RedHill was to pay Clinipace a Quarterly Fee of $[****], calculated from the date of initiation of Study Activities thru [****].

All Invoices, except for the down payment, shall be due within 30 days of invoice.  Non-disputed invoices not paid within forty-five (45) days will be subject to a late payment charge of 0.5% per month until paid in full.

The following table provides a breakdown of the Fee, as it was set forth in Attachment A-1, into Milestone Payments and Quarterly Payments. The Milestone Payments will be due only upon reaching the said milestone. Quarterly Payments are capped at 4 total payments for a total of $ [****]:

Current Contract
Milestone Payments: Pre-IND	$ [****]
Execution of the Agreement - PAID	$ [****]
Protocol and ICF Completed - PAID	$ [****]

Milestone Payments: Post-IND	$ [****]
Initiation of study activities - PAID	$ [****]
Database set-up complete (go live) - PAID	$ [****]
First Subject Enrolled - PAID	$ [****]
Last Subjects Enrolled ([****] subjects)	$ [****]
Last CRF Collected	$ [****]
Final CSR	$ [****]

Total Milestone Payments	$ [****]

Quarterly Payments: Beginning Post IND
Quarterly Payment 1- Invoice due at 3 months post Initiation of Study Activities - PAID	$ [****]
Quarterly Payment 2 – Invoice due at 6 months post Initiation of Study Activities	$ [****]
Quarterly Payment 3– Invoice due at 9months post Initiation of Study Activities	$ [****]
Quarterly Payment 4– Invoice due at [****] months post Initiation of Study Activities	$ [****]
Total Quarterly Payments	$ [****]

Total Fee per Attachment A-1	$ [****]

The following table provides a breakdown of the remainder of the Fee, as set forth in this Amendment 1 to Attachment A-1, into Monthly Payments as agreed upon (via email).

Amendment 1 Execution Payment – [****] payable net 15 days from invoice date	$ [****]
[****] – due and payable net 30 days from invoice date	$ [****]
[****] – due and payable net 30 days from invoice date	$ [****]
[****] – due and payable net 30 days from invoice date	$ [****]
TOTAL PAYMENTS	$ [****]

Should enrollment go beyond [****], RedHill agrees to pay the following amounts for each month enrollment is extended beyond [****].

	Budget per Month	Discount	Total Less Discount
Month 5th ([****]) due and payable net 30 days from invoice date	$ [****]	$ [****]	$ [****]
Month 6th ([****]) due and payable net 30 days from invoice date	$ [****]	$ [****]	$ [****]
Month 7th ([****]) onward, due and payable net 30 days from invoice date	$ [****]	$ [****]	$ [****]

Should only 1 of the 2 new sites be activated, a change in scope will be conducted to adjust the Fees accordingly to account for all services not performed for the 2nd site.  The maximum reduction in connection with such change in scope as provided in the foregoing sentence shall be for a maximum amount of $[****].

PASS THROUGH COSTS

Clinipace Pass-Through Costs
INDIRECT COSTS	(PASS-THROUGH EXPENSES)	Current Contract Total (US$)	Amendment 1 Variance	Revised Contract Total (US$)
Ministry of Health and Ethics Committee Fees (IRB Fees)	Assume 1 initial submission only (no amendments) and 1 annual review(s).	$24,000	$0	$24,000
CRA AirCards		$1,350	$0	$1,350
Shipping		$5,500	$19,850	$25,350
Phone (Long Distance)		$5,500	$6,617	$12,117
Supplies		$3,300		$3,300
Translation costs	Clinipace will work with the sites and a translation vendor(s) to translate appropriate study documents into local languages. Includes translation into 2 different languages.	$20,000	$0	$20,000
Plan and Manage Investigator Meeting(s) with meeting planner	Web-based IM - hosting fees	$500	$0	$500
Travel	Includes travel for monitoring visits, client meetings, supervision visits, QA visits.	$52,750	$21,700	$73,650

ESTIMATED INDIRECT COSTS TOTAL		$112,900	$48,167	$161,067

RedHill agrees to reimburse Clinipace for pass through expenses, of the type detailed above and estimated to be approximately [****] for the duration of the study. As a prepayment of pass through expenses, [****] was due and paid, upon RedHill written confirmation of the Study enrolment, following approval of the IND/CTA. This established a pass-through pay-down account. Clinipace will track the disbursement of pass-through costs from the pass-through pay-down account and will invoice RedHill each time the balance in the pass-through pay-down account drops below US [****]. Each such invoice will have annexed to it an updated report of the pass-through pay-down account. Clinipace will track the actual pass-through costs against the estimated budget and will notify REDHILL of any overages.  Clinipace invoices for pass-through expenses shall be payable by RedHill via ACH/WIRE within thirty (30) days after RedHill’s receipt of each invoice.

At the end of the project Clinipace will perform a final reconciliation of pass-through costs providing detailed record of each pass-through item in the pass-through pay-down account.

Investigator Grants

Current estimate of Investigator Grants:
Investigator Grants	$ [****]

RedHill agrees to reimburse Clinipace for Investigator Grants, currently estimated to be approximately US $ [****] for the duration of the study (up to $ [****] per subject, n=[****]). It is the combined responsibility of Clinipace and RedHill to negotiate and execute Investigator Agreements. Only Investigator Agreements duly signed by RedHill will serve to establish the actual basis for Investigator Grant payments and reconciliation.

As a prepayment of the Investigator Grants, [****] was due and paid, upon initiation of patient enrollment. This established a pass-through Investigator-Grants account (with the account to be periodically replenished during the Study). Clinipace will track the disbursement of pass-through Investigator-Grants and invoice RedHill each time the balance in the pass-through pay-down account drops below [****]. Clinipace invoices for pass-through expenses shall be payable by RedHill via WIRE within thirty (30) days after RedHill’s receipt of each non-disputed invoice.

At the end of the project Clinipace will perform a final reconciliation of pass-through costs providing detailed record of each pass-through item from the pass-through pay-down account.

As a status update, at least once a month, Clinipace will send RedHill a detailed  breakdown of both the accumulated pass-through costs and the Investigators Grants costs so (even if we the amount for invoicing hasn’t been reached).

REVISED ACH/Wire Instructions:

Beneficiary:                          Clinipace, Inc.

Account #:                             [****]

Bank Name:                          [****]

Bank Address:                      [****]

Bank Swift:                           [****]

Bank Routing:                      [****]

Clinipace FEIN:                    [****]

Term

The term of this Amendment 1 to Attachment A-1 shall commence execution of this Amendment 1 to Attachment A-1 and terminate upon the completion of all deliverables, unless terminated sooner in accordance with the terms of the MSA.     RedHill and Clinipace agree that the terms and conditions of this Amendment 1 to Attachment A-1 may be modified in the event that the duration or scope of the Trial is significantly altered to an extent markedly affecting the tasks, but only in accordance with a Change Order agreed by both parties, as defined in the Master Service Agreement.

Signature

Clinipace and RedHill each hereby agree to the terms and conditions of this Amendment 1 to Attachment A-1, which are subject to the terms and conditions of the Master Services Agreement executed by the parties, effective as of October 28, 2012 (the “MSA”).  This Amendment 1 to Attachment A-1 is hereby incorporated in and made a part of the MSA. Capitalized terms that are not defined herein shall have the meaning given to such terms in the MSA.

CLINIPACE, INC.:		RedHill Biopharma Ltd.:

By:	/s/	By:	/s/

Name:		Name:

Title:		Title:

Date:		Date: